CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to all references made to us in this Post-Effective Amendment No. 3 to The Berkshire Funds Registration Statement on Form N-1A.


/s/ McCurdy & Associates


McCurdy & Associates CPA's, Inc.
Westlake, Ohio  44145
February 22, 1999
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